

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1761




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $25,000,000             ORIGINAL ISSUE DATE:            September 2, 1998



CUSIP NUMBER:           59018S P57              STATED MATURITY DATE:           September 4, 2001



INTEREST CALCULATION:                           DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                  /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                  / / 30/360
(FIXED INTEREST RATE):                          / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                       / / COMMERCIAL PAPER RATE
/ / CMT RATE                                    / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                  / / CD RATE
/x/ FEDERAL FUNDS RATE                          / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                            DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                              LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                               LIBOR REUTERS PAGE:


INDEX MATURITY:         N/A                     MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.280%                  MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  TBD                     SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Daily, commencing September 2, 1998 through the maturity date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 4th of March, June, September and December, commencing
                        December 4, 1998; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  August 28, 1998

